EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

PITTSBURGH, July 22, 2015 - TriState Capital Holdings, Inc. (NASDAQ: TSC) today reported record net income in the second quarter of 2015, driven by increases in non-interest income and net interest income, double-digit loan growth and superior credit metrics.

Net income for the parent company of TriState Capital Bank and Chartwell Investment Partners grew to $5.7 million in the second quarter of 2015, compared to $5.1 million in the first quarter and $514,000 in the second quarter of 2014. Net income per diluted share increased to $0.20 in the second quarter of 2015, compared to $0.18 in the first quarter and $0.02 in the second quarter of 2014.

“All three of TriState Capital’s business drivers, consisting of private banking, middle-market commercial banking and investment management, contributed to our record net income and pre-tax earnings in the second quarter,” said Chief Executive Officer James F. Getz. “In particular, we’re pleased to deliver higher net interest income fueled by continued double-digit loan growth, even as we further enhance asset quality and maintain a balance sheet that is very well positioned to profit from a rising interest-rate environment.”

SECOND QUARTER 2015 HIGHLIGHTS

•	Pre-tax earnings of $8.5 million and net income of $5.7 million reached record levels

•	Net interest income increased to $16.6 million, as loans grew 3.1% during the quarter and 15.9% from the year prior

•	Total revenue increased to $26.2 million, up 2.9% from the first quarter and 6.1% from the year-ago period

•	Total adverse-rated credits declined 2.9% during the quarter and 30.2% from the year prior

•	NPAs improved by 12.9% during the quarter and 9.2% from the year prior, representing 0.89% of assets at June 30

•	Provision expense declined to 0.03% of average loans, annualized, from 0.15% in the first quarter

TriState Capital’s loan growth continues to generate strong net interest income (NII) that, by design, is outpacing margin compression. NII was $16.6 million in the second quarter of 2015, $16.5 million in the first quarter and $16.0 million in the second quarter of 2014.

Provision expense totaled $185,000, or 0.03% of average loans, annualized, for the second quarter of 2015. For the linked quarter, provision expense was $925,000, or 0.15% of average loans, annualized. In the year ago quarter, provision expense was $9.1 million, or 1.72% of average loans, annualized.

Second quarter 2015 non-interest income was $9.6 million, compared to $9.1 million in the linked and year-ago quarters. Non-interest income represented 36.7% of total revenue in the second quarter of 2015. Non-interest income is largely comprised of Chartwell investment management fees of $7.5 million in the current quarter, $7.7 million in the linked quarter and $7.5 million in the year-ago quarter. Second quarter 2015 other non-interest income included higher fees from commercial borrowers’ use of interest rate swaps in the period to lock in fixed rates.

In the second quarter of 2015, TriState Capital’s total revenue was $26.2 million, increasing from $25.5 million in the linked quarter and $24.7 million in the year-ago quarter.

Second quarter 2015 non-interest expenses were $17.6 million, or 2.39% of average assets on an annualized basis, compared to $17.1 million, or 2.41%, in the linked quarter and $15.5 million, or 2.34%, in the prior year quarter. The year-over-year increase in expenses was primarily due to higher incentive-compensation accruals reflecting the bank’s strong performance in the first half of 2015. The second quarter 2015 efficiency ratio for the bank was 60.78%, compared to 61.41% in the linked quarter and 56.89% in the year-ago quarter.

EXHIBIT 99

BALANCE SHEET GROWTH
Loans totaled $2.55 billion at June 30, 2015, increasing 3.1%, or 12.5% annualized, from March 31. Total loans grew 15.9% over balances at June 30, 2014. Private banking channel loans totaled $1.11 billion, growing 4.6% from the end of the linked quarter and 27.2% from the end of the year-ago quarter. Commercial real estate (CRE) loans totaled $808.9 million, growing 7.2% from the end of the linked quarter and 27.8% from the end of the year-ago quarter. Commercial and industrial (C&I) loan balances were $631.1 million at June 30, 2015, decreasing 4.1% from the end of the linked quarter and 9.2% from one year prior.

Deposits grew by 4.5% during the second quarter to $2.55 billion at June 30, 2015, while deposit funding costs increased 2 basis points from the linked quarter. Compared to the year-ago quarter, deposits grew 14.6% at period end, while deposit funding costs increased 2 basis points.

TriState Capital remains very well positioned to profit from a rising interest-rate environment, and the bank continues to manage a highly asset-sensitive balance sheet. At June 30, 2015, 83% of TriState Capital’s loans and 59% of its securities portfolio were floating rate. In addition, 34% of deposits were fixed-rate time deposits. The duration of the investment portfolio was 1.9 as of June 30, 2015.

ASSET QUALITY
TriState Capital experienced net recoveries on loans previously charged off totaling $17,000 in the second quarter of 2015 and $7,000 in the linked quarter. Net charge offs for the second quarter of 2014 were $5.0 million, of which $4.6 million was related to a single non-performing C&I loan. Non-performing assets (NPAs) declined by $3.9 million, or 12.9%, to $26.7 million during the second quarter of 2015. NPAs represented 0.89% of total assets at June 30, 2015, improving from 1.05% at March 31, 2015 and 1.08% at June 30, 2014.

Adverse-rated credits declined 2.9% during the second quarter and 30.2% from June 30, 2014. Adverse-rated credits represented 2.2% of total loans at the end of the second quarter of 2015, 2.4% at March 31, 2015 and 3.7% at June 30, 2014.

The company’s allowance for loan losses reflects its growing portfolio of private banking channel margin loans secured by marketable securities, which require lower provision based on their lower risk profile. The allowance for loan losses represented 0.84% of total loans at June 30, 2015, compared to 0.86% at March 31, 2015 and 1.04% at March 31, 2014.

INVESTMENT MANAGEMENT
Chartwell’s assets under management (AUM) were $8.1 billion at the end of the first and second quarters of 2015 and $7.9 billion at June 30, 2014. Second quarter AUM reflects $146 million in new business and new flows from existing accounts, offset by market depreciation of $38 million and outflows of $88 million. The weighted average fee rate was 0.37% for each of the first and second quarters of 2015.

Chartwell investment management fees were $7.5 million in the second quarter of 2015, compared to $7.7 million in the linked quarter and $7.5 million in the year-ago quarter. Continued strong performance reflects net inflows and returns relative to benchmarks across Chartwell’s investment disciplines.

Chartwell segment net income totaled $1.0 million for the second quarter of 2015, comprising 18% of TriState Capital Holdings, Inc.’s consolidated net income.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter funded superior loan growth in the period, while the company maintained capital ratios that exceed the highest required regulatory benchmark levels. As of June 30, 2015, TriState Capital Holdings reported ratios of 14.45% for total risk-based capital, 12.23% for tier 1 risk-based capital, 12.23% for common equity tier 1 risk-based capital and 9.42% for tier 1 leverage.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

EXHIBIT 99

The live conference call on July 23 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10068347 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital Holdings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference call through July 31. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other locations and entering the conference number 10068347.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has $2.9 billion in assets, as of June 30, 2015, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Princeton, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $8.1 billion in assets under management, as of June 30, 2015, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACTS
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands)	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Period-end balance sheet data:
Cash and cash equivalents	$100,235	$114,554	$192,523	$100,235	$192,523
Total investment securities	219,662	189,650	203,440	219,662	203,440
Loans held-for-sale	4,084	—	—	4,084	—
Loans held-for-investment	2,554,343	2,477,130	2,204,257	2,554,343	2,204,257
Allowance for loan losses	(21,407)	(21,205)	(22,822)	(21,407)	(22,822)
Loans held-for-investment, net	2,532,936	2,455,925	2,181,435	2,532,936	2,181,435
Goodwill and other intangibles, net	51,595	51,985	53,108	51,595	53,108
Other assets	108,649	103,997	102,415	108,649	102,415
Total assets	$3,017,161	$2,916,111	$2,732,921	$3,017,161	$2,732,921

Total deposits	$2,550,695	$2,441,956	$2,225,770	$2,550,695	$2,225,770
Borrowings	125,000	125,000	155,000	125,000	155,000
Other liabilities	27,068	40,986	51,168	27,068	51,168
Total liabilities	2,702,763	2,607,942	2,431,938	2,702,763	2,431,938

Total shareholders' equity	314,398	308,169	300,983	314,398	300,983

Total liabilities and shareholders' equity	$3,017,161	$2,916,111	$2,732,921	$3,017,161	$2,732,921

Income statement data:
Interest income	$20,426	$19,995	$18,991	$40,421	$37,299
Interest expense	3,808	3,539	2,953	7,347	5,399
Net interest income	16,618	16,456	16,038	33,074	31,900
Provision for loan losses	185	925	9,109	1,110	9,717
Net interest income after provision for loan losses	16,433	15,531	6,929	31,964	22,183
Non-interest income:
Investment management fees	7,514	7,655	7,509	15,169	9,963
Net gain on the sale of investment securities available-for-sale	—	17	414	17	1,428
Other non-interest income	2,117	1,386	1,198	3,503	2,210
Total non-interest income	9,631	9,058	9,121	18,689	13,601
Non-interest expense:
Intangible amortization expense	390	389	390	779	520
Other non-interest expense	17,192	16,713	15,094	33,905	27,756
Total non-interest expense	17,582	17,102	15,484	34,684	28,276
Income before tax	8,482	7,487	566	15,969	7,508
Income tax expense	2,754	2,431	52	5,185	2,378
Net income	$5,728	$5,056	$514	$10,784	$5,130

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Per share and share data:
Earnings per share:
Basic	$0.21	$0.18	$0.02	$0.39	$0.18
Diluted	$0.20	$0.18	$0.02	$0.38	$0.18
Book value per common share	$11.23	$11.00	$10.48	$11.23	$10.48
Tangible book value per common share (1)	$9.39	$9.15	$8.63	$9.39	$8.63
Common shares outstanding, at end of period	28,000,695	28,008,462	28,712,779	28,000,695	28,712,779
Average common shares outstanding:
Basic	27,718,226	27,891,931	28,693,741	27,804,599	28,692,019
Diluted	28,184,048	27,953,744	29,196,897	28,176,510	29,190,482

Performance ratios:
Return on average assets (2)	0.78%	0.71%	0.08%	0.75%	0.41%
Return on average equity (2)	7.36%	6.66%	0.68%	7.01%	3.45%
Net interest margin (2) (3)	2.38%	2.44%	2.55%	2.41%	2.69%
Bank efficiency ratio (1)	60.78%	61.41%	56.89%	61.09%	60.63%
Efficiency ratio (1)	66.98%	67.07%	62.57%	67.03%	64.16%
Efficiency ratio, as adjusted (1)	65.50%	65.55%	61.00%	65.52%	62.88%
Non-interest expense to average assets (2)	2.39%	2.41%	2.34%	2.40%	2.28%

Asset quality:
Non-performing loans	$24,978	$28,926	$28,025	$24,978	$28,025
Non-performing assets	$26,744	$30,692	$29,438	$26,744	$29,438
Other real estate owned	$1,766	$1,766	$1,413	$1,766	$1,413
Non-performing assets to total assets	0.89%	1.05%	1.08%	0.89%	1.08%
Allowance for loan losses to loans	0.84%	0.86%	1.04%	0.84%	1.04%
Allowance for loan losses to non-performing loans	85.70%	73.31%	81.43%	85.70%	81.43%
Net charge-offs (recoveries)	$(17)	$(7)	$5,039	$(24)	$5,891
Net charge-offs (recoveries) to average total loans (2)	—%	—%	0.95%	—%	0.60%

Revenue:
Total revenue (1)	$26,249	$25,497	$24,745	$51,746	$44,073
Pre-tax, pre-provision net revenue (1)	$8,667	$8,395	$9,261	$17,062	$15,797

Capital ratios:
Tangible equity to tangible assets (1)	8.86%	8.94%	9.25%	8.86%	9.25%
Tier 1 leverage ratio	9.42%	9.42%	9.52%	9.42%	9.52%
Common equity tier 1 risk-based capital ratio	12.23%	12.13%	N/A	12.23%	N/A
Tier 1 risk-based capital ratio	12.23%	12.13%	9.77%	12.23%	9.77%
Total risk-based capital ratio	14.45%	14.39%	12.06%	14.45%	12.06%

Assets under management	$8,124,000	$8,104,000	$7,888,000	$8,124,000	$7,888,000

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$102,353	$87	0.34%	$118,761	$102	0.35%	$214,268	$173	0.32%
Federal funds sold	6,420	2	0.12%	5,807	1	0.07%	7,911	1	0.05%
Investment securities available-for-sale	153,983	465	1.21%	161,484	488	1.23%	158,987	463	1.17%
Investment securities held-to-maturity	40,051	384	3.85%	35,744	352	3.99%	25,499	219	3.44%
Total loans	2,505,646	19,551	3.13%	2,425,211	19,110	3.20%	2,129,381	18,194	3.43%
Total interest-earning assets	2,808,453	20,489	2.93%	2,747,007	20,053	2.96%	2,536,046	19,050	3.01%
Other assets	136,861			133,204			122,878
Total assets	$2,945,314			$2,880,211			$2,658,924

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$98,183	$99	0.40%	$115,543	$120	0.42%	$59,805	$27	0.18%
Money market deposit accounts	1,352,153	1,336	0.40%	1,259,148	1,220	0.39%	1,104,147	1,075	0.39%
Time deposits (excluding CDARS®)	459,546	1,089	0.95%	442,402	987	0.90%	497,778	1,035	0.83%
CDARS® time deposits	441,092	652	0.59%	422,955	565	0.54%	421,555	555	0.53%
Borrowings:
FHLB borrowing	79,176	78	0.40%	100,389	93	0.38%	105,714	102	0.39%
Subordinated notes payable	35,000	554	6.35%	35,000	554	6.42%	9,615	159	6.63%
Total interest-bearing liabilities	2,465,150	3,808	0.62%	2,375,437	3,539	0.60%	2,198,614	2,953	0.54%
Noninterest-bearing deposits	137,647			161,850			125,633
Other liabilities	30,304			35,147			31,960
Shareholders' equity	312,213			307,777			302,717
Total liabilities and shareholders' equity	$2,945,314			$2,880,211			$2,658,924

Net interest income		$16,681			$16,514			$16,097
Net interest spread			2.31%			2.36%			2.47%
Net interest margin (1)			2.38%			2.44%			2.55%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Six Months Ended June 30,
	2015			2014
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$110,512	$189	0.34%	$198,116	$323	0.33%
Federal funds sold	6,115	3	0.10%	7,740	2	0.05%
Investment securities available-for-sale	157,713	953	1.22%	173,354	1,126	1.31%
Investment securities held-to-maturity	37,909	736	3.92%	25,377	437	3.47%
Total loans	2,465,650	38,661	3.16%	1,994,226	35,529	3.59%
Total interest-earning assets	2,777,899	40,542	2.94%	2,398,813	37,417	3.15%
Other assets	135,043			98,202
Total assets	$2,912,942			$2,497,015

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$106,815	219	0.41%	$42,054	$33	0.16%
Money market deposit accounts	1,305,908	2,556	0.39%	1,033,444	1,955	0.38%
Time deposits (excluding CDARS®)	451,021	2,076	0.93%	482,162	2,022	0.85%
CDARS® time deposits	432,074	1,217	0.57%	420,866	1,107	0.53%
Borrowings:
FHLB borrowing	89,724	172	0.39%	63,204	123	0.39%
Subordinated notes payable	35,000	1,107	6.38%	4,834	159	6.63%
Total interest-bearing liabilities	2,420,542	7,347	0.61%	2,046,564	5,399	0.53%
Noninterest-bearing deposits	149,681			125,702
Other liabilities	32,712			24,484
Shareholders' equity	310,007			300,265
Total liabilities and shareholders' equity	$2,912,942			$2,497,015

Net interest income		$33,195			$32,018
Net interest spread			2.33%			2.62%
Net interest margin (1)			2.41%			2.69%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	June 30, 2015		March 31, 2015		June 30, 2014
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking channel loans	$1,114,342	43.6%	$1,064,847	43.0%	$876,206	39.8%
Middle-market banking channel loans:
Commercial and industrial	631,122	24.7%	657,894	26.6%	695,313	31.5%
Commercial real estate	808,879	31.7%	754,389	30.4%	632,738	28.7%
Total middle-market banking channel loans	1,440,001	56.4%	1,412,283	57.0%	1,328,051	60.2%
Loans held-for-investment	$2,554,343	100.0%	$2,477,130	100.0%	$2,204,257	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$20,374	$—	$52	$20,426	$18,991	$—	$—	$18,991
Interest expense	3,259	—	549	3,808	2,824	—	129	2,953
Net interest income (loss)	17,115	—	(497)	16,618	16,167	—	(129)	16,038
Provision for loan losses	185	—	—	185	9,109	—	—	9,109
Net interest income (loss) after provision for loan losses	16,930	—	(497)	16,433	7,058	—	(129)	6,929
Non-interest income:
Investment management fees	—	7,556	(42)	7,514	—	7,560	(51)	7,509
Net gain on the sale of investment securities available-for-sale	—	—	—	—	414	—	—	414
Other non-interest income	2,117	—	—	2,117	1,157	41	—	1,198
Total non-interest income	2,117	7,556	(42)	9,631	1,571	7,601	(51)	9,121
Non-interest expense:
Intangible amortization expense	—	390	—	390	—	390	—	390
Other non-interest expense	11,690	5,497	5	17,192	9,856	5,237	1	15,094
Total non-interest expense	11,690	5,887	5	17,582	9,856	5,627	1	15,484
Income (loss) before tax	7,357	1,669	(544)	8,482	(1,227)	1,974	(181)	566
Income tax expense (benefit)	2,291	633	(170)	2,754	(727)	832	(53)	52
Net income (loss)	$5,066	$1,036	$(374)	$5,728	$(500)	$1,142	$(128)	$514

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$40,315	$—	$106	$40,421	$37,299	$—	$—	$37,299
Interest expense	6,259	—	1,088	7,347	5,327	—	72	5,399
Net interest income (loss)	34,056	—	(982)	33,074	31,972	—	(72)	31,900
Provision for loan losses	1,110	—	—	1,110	9,717	—	—	9,717
Net interest income (loss) after provision for loan losses	32,946	—	(982)	31,964	22,255	—	(72)	22,183
Non-interest income:
Investment management fees	—	15,258	(89)	15,169	—	10,014	(51)	9,963
Net gain on the sale of investment securities available-for-sale	17	—	—	17	1,428	—	—	1,428
Other non-interest income	3,502	1	—	3,503	2,169	41	—	2,210
Total non-interest income	3,519	15,259	(89)	18,689	3,597	10,055	(51)	13,601
Non-interest expense:
Intangible amortization expense	—	779	—	779	—	520	—	520
Other non-interest expense	22,943	10,995	(33)	33,905	20,700	7,036	20	27,756
Total non-interest expense	22,943	11,774	(33)	34,684	20,700	7,556	20	28,276
Income (loss) before tax	13,522	3,485	(1,038)	15,969	5,152	2,499	(143)	7,508
Income tax expense (benefit)	4,188	1,321	(324)	5,185	1,365	1,053	(40)	2,378
Net income (loss)	$9,334	$2,164	$(714)	$10,784	$3,787	$1,446	$(103)	$5,130

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible equity,” “tangible equity to tangible assets,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible equity” is defined as shareholders' equity reduced by intangible assets, including goodwill, if any. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders' equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible equity to tangible assets” is defined as the ratio of shareholders' equity reduced by intangible assets, divided by total assets reduced by intangible assets. We believe this measure is important to many investors who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of goodwill, if any, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill is an intangible asset that is recorded in a purchase business combination.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale of investment securities available-for-sale. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale of investment securities available-for-sale. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense divided by our total revenue. “Efficiency ratio, as adjusted” is defined as non-interest expense, excluding non-recurring expenses associated with the Chartwell acquisition and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2015	2015	2014
Tangible equity to tangible assets:
Total shareholders' equity	$314,398	$308,169	$300,983
Less: intangible assets	51,595	51,985	53,108
Tangible equity	$262,803	$256,184	$247,875
Total assets	$3,017,161	$2,916,111	$2,732,921
Less: intangible assets	51,595	51,985	53,108
Tangible assets	$2,965,566	$2,864,126	$2,679,813
Tangible equity to tangible assets	8.86%	8.94%	9.25%

Tangible book value per common share:
Tangible equity	$262,803	$256,184	$247,875
Common shares outstanding	28,000,695	28,008,462	28,712,779
Tangible book value per common share	$9.39	$9.15	$8.63

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Pre-tax, pre-provision net revenue:
Net interest income	$16,618	$16,456	$16,038	$33,074	$31,900
Total non-interest income	9,631	9,058	9,121	18,689	13,601
Less: net gain on the sale of investment securities available-for-sale	—	17	414	17	1,428
Total revenue	26,249	25,497	24,745	51,746	44,073
Less: total non-interest expense	17,582	17,102	15,484	34,684	28,276
Pre-tax, pre-provision net revenue	$8,667	$8,395	$9,261	$17,062	$15,797

Efficiency ratio:
Total non-interest expense (numerator)	$17,582	$17,102	$15,484	$34,684	$28,276
Total revenue (denominator)	$26,249	$25,497	$24,745	$51,746	$44,073
Efficiency ratio	66.98%	67.07%	62.57%	67.03%	64.16%

Efficiency ratio, as adjusted:
Less: nonrecurring expenses (1)	$—	$—	$—	$—	$45
Less: intangible amortization expense	390	389	390	779	520
Total non-interest expense, as adjusted (numerator)	$17,192	$16,713	$15,094	$33,905	$27,711
Total revenue (denominator)	$26,249	$25,497	$24,745	$51,746	$44,073
Efficiency ratio, as adjusted	65.50%	65.55%	61.00%	65.52%	62.88%

(1)	Nonrecurring expenses include costs associated with the Chartwell transaction.

EXHIBIT 99

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Bank pre-tax, pre-provision net revenue:
Net interest income	$17,115	$16,941	$16,167	$34,056	$31,972
Total non-interest income	2,117	1,402	1,571	3,519	3,597
Less: net gain on the sale of investment securities available-for-sale	—	17	414	17	1,428
Total revenue	19,232	18,326	17,324	37,558	34,141
Less: total non-interest expense	11,690	11,254	9,856	22,943	20,700
Pre-tax, pre-provision net revenue	$7,542	$7,072	$7,468	$14,615	$13,441

Bank efficiency ratio:
Total non-interest expense (numerator)	$11,690	$11,254	$9,856	$22,943	$20,700
Total revenue (denominator)	$19,232	$18,326	$17,324	$37,558	$34,141
Efficiency ratio	60.78%	61.41%	56.89%	61.09%	60.63%